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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-11489) pertaining to the 1994-1997 Stock Option and Compensation Plan of IntraNet Solutions, Inc. and (Form SB-2 No. 333-14175) pertaining to the registration of 680,746 shares of IntraNet Solutions, Inc. common stock, of our report dated June 30, 1997, with respect to the consolidated financial statements of IntraNet Solutions, Inc. included in the Annual Report (Form 10-KSB) for the year ended March 31, 1997.

                                                         /s/ Ernst & Young LLP

Minneapolis, Minnesota
June 30, 1997